EXHIBIT 4.9

OMNICARE, INC.,

Issuer

and

SUNTRUST BANK,

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of [                    ], 2005

to

INDENTURE

Dated as of June 13, 2003

Series B 4.00% Junior Subordinated Convertible Debentures Due June 15, 2033

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

SECTION 1.01	Definitions	1

ARTICLE II
TERMS OF DEBENTURES

SECTION 2.01	Designation of Debentures; Aggregate Principal Amount	9

SECTION 2.02	Form of Debentures	9

SECTION 2.03	Global Security	9

SECTION 2.04	Applicability of Certain Provisions	10

SECTION 2.05	Interest and Contingent Interest	10

SECTION 2.06	Tax Treatment of Debentures	12

SECTION 2.07	Payment of Interest or Contingent Interest	12

SECTION 2.08	Register of Securities; Paying Agent; Conversion Agent	13

SECTION 2.09	Calculations in Respect of the Debentures	13

SECTION 2.10	Form	13

ARTICLE III
ADDITIONAL COVENANTS APPLICABLE TO THE DEBENTURES

SECTION 3.01	Offer to Repurchase Upon Change of Control	13

SECTION 3.02	Restrictions on Certain Payments	14

SECTION 3.03	Covenants as to Omnicare Capital Trust II	15

SECTION 3.04	Payment of Expenses	16

ARTICLE IV
REDEMPTION OF DEBENTURES

SECTION 4.01	Special Event Redemption	17

SECTION 4.02	Optional Redemption by Company	17

SECTION 4.03	Notice of Redemption	17

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-ii-

ARTICLE VIII
DEFAULTS

SECTION 8.01	Events of Default	41

SECTION 8.02	Applicability of Certain Other Provisions	42

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01	Applicability of Certain Provisions	42

ARTICLE X
NO SINKING FUND; NO GUARANTEES

SECTION 10.01	Applicability of Certain Provisions	42

ARTICLE XI
LEGAL DEFEASANCE

SECTION 11.01	Applicability of Certain Provisions	42

ARTICLE XII
MISCELLANEOUS

SECTION 12.01	Scope of this Third Supplemental Indenture	42

SECTION 12.02	Ratification of Base Indenture	43

SECTION 12.03	Trustee Not Responsible for Recitals	43

SECTION 12.04	Separability	43

SECTION 12.05	Counterparts	43

SECTION 12.06	Governing Law	43

EXHIBIT A: Form of Initial Debentures

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THIRD SUPPLEMENTAL INDENTURE dated as of [                    ], 2005 (the “Third Supplemental Indenture”) between Omnicare Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) and SunTrust Bank, as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee a Base Indenture dated as of June 13, 2003 (the “Base Indenture”) providing for the issuance from time to time of one or more series of the Company’s subordinated debt securities;

WHEREAS, Sections 2.01 and 2.03 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of securities of any series as permitted by Section 2.01 and Section 9.01 of the Base Indenture; and

WHEREAS, the Company is entering into this Third Supplemental Indenture to establish the form and terms of its Series B 4.00% Junior Subordinated Convertible Debentures Due June 15, 2033 (the “Debentures”).

NOW, THEREFORE, in consideration of the premises and the purchase of the Debentures by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of Debentures as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Base Indenture has the meaning assigned to such term in the Base Indenture. The following terms, as used herein, have the following meanings:

“Accepted Purchase Shares” has the meaning provided in Section 7.05(g) hereof.

“Applicable Stock Price” has the meaning provided in 7.01(a) hereof.

“Administrative Trustee” has the meaning set forth in the Trust Agreement.

“Base Indenture” has the meaning provided in the preamble hereof.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office or the Indenture Trustee’s principal corporate trust office is closed for business.

“Cash Settlement Averaging Period” has the meaning provided in Section 7.01(b) hereof.

“Change of Control” means when any of the following has occurred:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person, other than any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock; and

(ii)	pursuant to which holders of the Company’s capital stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction;

(b)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than one or more Principals and their Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company entitled at the time to vote in elections of directors of the Company, measured by voting power rather than number of shares; or

(c)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

However, a Change of Control will not be deemed to have occurred if:

(x)	the Closing Sale Price per share of the Common Stock for any five full trading days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (a) of this definition above, or the period of ten consecutive full Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (c) of this definition above, equals or exceeds 110% of the Conversion Price per share of common stock in effect on each of those Trading Days (as adjusted); or

(y)	at least 90% of the consideration (excluding cash payments or fractional shares and dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Trust PIERS become convertible into such common stock (and any rights attached thereto).

“Change of Control Offer” has the meaning provided in Section 3.01 hereof.

“Change of Control Payment” has the meaning provided in Section 3.01 hereof.

“Change of Control Payment Date” has the meaning provided in Section 3.01 hereof.

“Closing Price” has the meaning provided in Section 7.05(h) hereof.

“Closing Sale Price” means the closing sale price per share of Common Stock or per Trust PIERS, as the case may be, (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or Trust PIERS, as applicable, is traded or, if the Common Stock or Trust PIERS, as applicable, is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

If the Common Stock or Trust PIERS, as applicable, is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “closing sale price” will be the last quoted bid price for the Common Stock or Trust PIERS, as applicable, in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If the Common Stock or Trust PIERS, as applicable, is not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for the Common Stock or Trust PIERS, as applicable, on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” means common stock, par value $1 per share, of the Company.

“Company” has the meaning provided in the preamble hereof.

“Compounded Interest” has the meaning provided in Section 6.01 hereof.

“Contingent Interest Period” has the meaning provided in Section 2.05 thereof.

“Contingent Payment Regulations” has the meaning provided in Section 2.06 hereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Omnicare who:

(a)	was a member of the Board of Directors on June 13, 2003; or

(b)	was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of a new director’s nomination or election.

“Conversion Agent” means the office or agency designated by the Company where Debentures may be presented for conversion.

“Conversion Price” shall mean (i) until any adjustment thereto in accordance with Section 7.05, the quotient obtained by dividing $50.00 by the initial Conversion Ratio and rounding the result to four decimal places, and (ii) thereafter shall mean such Conversion Price as adjusted pursuant to Section 7.05.

“Conversion Ratio” has the meaning provided in Section 7.01 hereof.

“Conversion Shares” has the meaning provided in Section 7.05 hereof.

“Conversion Value” as of any given date means the product of the Closing Sale Price for Omnicare Common Stock on such date multiplied by the then-current Conversion Ratio.

“Corporate Trust Office” has the meaning set forth in the Trust Agreement.

“Coupon Rate” has the meaning provided in Section 2.05 hereof.

“Current Market Price” has the meaning provided in Section 7.05(h) hereof.

“Debentures” means up to the $[            ] aggregate principal amount of Series B 4.00% Convertible Debentures due June 15, 2033 issued on the Issue Date.

“Deferred Interest” has the meaning provided in Section 6.01 hereof.

“Definitive Debentures” means those Debentures issued in fully registered certificated form not otherwise in global form.

“Definitive Securities” shall mean those Securities issued in fully registered certificated form not otherwise in global form.

“Delaware Trustee” has the meaning set forth in the Trust Agreement.

“Depositary” shall mean, with respect to the Debentures for which the Company shall determine that such Debentures will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company.

“Dissolution Event” means the liquidation of the Trust pursuant to the Trust Agreement, and the distribution of the Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

“Event of Default” has the meaning provided in Section 8.01 hereof.

“Expiration Time” has the meaning provided in Section 7.05(f) hereof.

“Extension Period” has the meaning set forth in Section 6.01 hereof.

“Five Trading Day Period” has the meaning provided in Section 2.05 hereof.

“Fair Market Value” has the meaning provided in Section 7.05(h) hereof.

“Global Security” means, with respect to the Debentures, a Debenture executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance herewith, which shall be registered in the name of the Depositary or its nominee.

“Guarantee Trustee” has the meaning set forth in the Guarantee Agreement with respect to the Trust PIERS Guarantee.

“Holder” means a person in whose name a Debenture is registered.

“Indenture” means the Base Indenture, as amended and supplemented hereby.

“Indenture Trustee” means the trustee under the Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.05 hereof.

“Interest Payment Reimbursement” has the meaning set forth in Section 7.02 hereof.

“Investment Company Event” means Omnicare and the Trust shall have received an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

(a)	any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

(b)	any official administrative written pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the Trust PIERS are first issued, the Trust is, or within 90 days of such opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

“Issue Date” means [            ], 2005.

“Like Amount” means (i) with respect to a redemption of the Debentures, Trust Securities having a liquidation amount equal to the principal amount of Debentures to be redeemed in accordance with their terms and (ii) with respect to a distribution of Debentures upon the occurrence of a Dissolution Event, Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom Debentures are distributed.

“Non Book-Entry Trust PIERS” shall have the meaning set forth in Section 2.03(a)(ii).

“nonelecting share” has the meaning provided in Section 7.06.

“Offer Expiration Time” has the meaning provided in Section 7.05 hereof.

“Paying Agent” means the office or agency where Debentures may be presented for payment that is appointed or maintained by the Company pursuant to Sections 2.02 and 2.08 hereof.

“Principal” means Joel Gemunder, an entity controlled by Joel Gemunder and/or a trust for his benefit or any employee benefit plan of the Company (including plans for the benefit of employees of its Subsidiaries).

“Property Trustee” has the meaning set forth in the Trust Agreement.

“Purchased Shares” has the meaning provided in Section 7.05 hereof.

“Record Date” has the meaning provided in Section 7.05(h) hereof.

“Redemption Date” means, with respect to any Debenture to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” has the meaning set forth in Section 4.01 hereof.

“Regular Record Date” means the day preceding an Interest Payment Date, unless the Debentures and the Trust PIERS are not issued in the form of a Global Security, in which case the Regular Record Date shall be the date selected by the Company pursuant to Section 2.05(a) hereof.

“Related Party” means:

(a)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(b)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest in which consist of any one or more Principals and/or such other Persons referred to in clause (a) of this definition.

“Rights Distribution Date” has the meaning set forth in Section 7.05 hereof.

“Securities” has the meaning set forth in Section 7.05(d).

“Security Register” shall mean (i) prior to a Dissolution Event, the list of Holders provided to the Trustee pursuant to Section 2.07 of the Base Indenture, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Debentures appointed by the Company.

“Senior Indebtedness” means principal and premium, if any, of and interest on the following:

(a)	all indebtedness of the Company, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, security, debenture, bond or similar instrument;

(b)	all obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles;

(c)	any indebtedness of others of the kinds described in clause (a) of this definition for the payment of which the Company is responsible or liable as guarantor or otherwise;

(d)	all of the Company’s obligations issued or assumed as the deferred purchase price of property, all of the Company’s conditional sale obligations and all of the Company’s obligations under any title retention agreement;

(e)	all of the Company’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(f)	any indebtedness of others described in clause (a) of this definition secured by a lien on any property or asset of the Company, whether or not such obligation is assumed by the Company; and

(g)	any amendments, renewals, extensions and refundings of any of the above types of indebtedness.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressed to be pari passu or subordinated in rank and payment to the Debentures and (3) obligations by the Company owed to its Subsidiaries.

“Special Event” means the occurrence of an Investment Company Event or a Tax Event.

“Specified Trigger Percentage” has the meaning provided in Section 7.01(e) hereof.

“Tax Event” means the Company and the Trust shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

(a)	any amendment to, change in or announced prospective change in, the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

(b)	any official administrative written pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after June 13, 2003, there is more than an insubstantial risk that:

(a)	the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to any interest received or accrued on the Debentures;

(b)	interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or

(c)	the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of any security on any date means (a) the Closing Sale Price per security (or if no Closing Sale Price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the securities are traded or, if the securities are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market; (b) if the securities are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Trading Price” shall mean the last quoted bid price for securities in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization; or (c) if the securities are not so quoted, the “Trading Price” shall mean the average of the mid-point of the last bid and ask prices for securities on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Trigger Event” has the meaning provided in Section 7.05 hereof.

“Trust” means Omnicare Capital Trust II, a Delaware statutory business trust.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of [                    ], 2005, of the Trust, as amended, modified or supplemented in accordance with the applicable provisions thereof, among the trustees of the trust named therein, the Company, as depositor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust, including all exhibits thereto, including, for all purposes of the Trust Agreement, and any such modification, amendment or supplement, the provisions of the TIA that are deemed to be part of and govern the Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Common Securities” means securities representing common undivided beneficial interests in the Trust.

“Trust PIERS” means the Trust Preferred Income Equity Redeemable Securities issued by the Trust.

“Trust PIERS Guarantee” means that certain guarantee by the Company pursuant to the Guarantee Agreement dated of even date herewith between the Company and the Guarantee Trustee.

“Trust Securities” shall mean the Trust PIERS and the Trust Common Securities, collectively.

“Trustee” has the meaning provided in the preamble hereof.

ARTICLE II

TERMS OF DEBENTURES

SECTION 2.01 Designation of Debentures; Aggregate Principal Amount. Subject to and in accordance with Section 2.01 of the Base Indenture, the Company hereby establishes a series of securities to be issued under the Base Indenture with the title “Series B 4.00% Junior Subordinated Convertible Debentures Due June 15, 2033.” The aggregate principal amount of the Debentures that may be authenticated and delivered under the Base Indenture shall be up to $[            ].

SECTION 2.02 Form of Debentures. Except as provided in Section 2.03, the Debentures issued shall be Definitive Debentures without interest coupons. Principal of and interest on the Debentures will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for other Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose; provided, however, that payment of interest with respect to Definitive Debentures (other than a Global Security) may be made at the option of the Company (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the Holder of some or all Debentures is the Property Trustee, the payment of the principal of and interest (including contingent interest, if any) on such Debentures held by the Property Trustee will be made through the Debenture paying agent to the Depositary to such account as may be designated by the Property Trustee.

SECTION 2.03 Global Security. (a) In connection with a Dissolution Event,

(i) if any Trust PIERS are held in book-entry form, a Like Amount of Definitive Debentures shall be presented to the Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section 2.08 of the Base Indenture), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees; the Company upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance herewith; and payments on the Debentures issued as a Global Security will henceforth be made through the Debenture paying agent to the Depositary; and

(ii) if any Trust PIERS are held in certificated form, a Like Amount of Definitive Debentures may be presented to the Trustee by the Property Trustee, and any Trust PIERS certificate which represents Trust PIERS other than Trust PIERS in book-entry form (“Non Book-Entry Trust PIERS”) will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust PIERS until such Trust PIERS certificates are presented to the security registrar for the Debentures for transfer or reissuance, at which time such Trust PIERS certificates will be cancelled and a Debenture, registered in the name of the holder of the Trust PIERS certificate or the transferee of the holder of such Trust PIERS certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust PIERS certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance herewith. Upon the issuance of any such Definitive Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be cancelled.

(b) The Global Securities shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon; provided that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, conversions and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.03.

(c) The Global Securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.04 Applicability of Certain Provisions. The provisions of Section 2.08 of the Base Indenture shall apply to the Debentures except to the extent such provisions are inconsistent with this Article II, in which case this Article II shall govern.

SECTION 2.05 Interest and Contingent Interest. (a) The Debentures shall bear interest at a rate of 4.00% per annum (the “Coupon Rate”) on the principal amount thereof, from and including December 15, 2004, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date”), beginning March 15, 2005 to the persons in whose names the Debentures are registered at the close of business on the day next preceding the Interest Payment Date. If the Trust PIERS do not remain in book-entry only form and the Debentures are not in the form of a Global Security, the Company will have the right to select record dates, which must be at least one Business Day before an Interest Payment Date (whether or not a Business Day), immediately preceding such Interest Payment Date. The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a full calendar month, the actual number of days elapsed per 30-day month. In the event that any Interest Payment Date on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Any such interest installment, including contingent interest, not punctually paid or duly provided for (excluding installments of interest (other than contingent interest) that are subject to an Extension Period) shall forthwith cease to be payable to the Holders on such Regular Record Date and shall be paid to the Person in whose name the Debenture is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, provided that no special record date shall be less than 10 days prior to the related payment date for such defaulted interest or may be paid at any time in any other lawful manner deemed practicable by the Trustee after notice thereof by the Company to the Trustee.

(b) Subject to the accrual and record date provisions specified herein and in the Debenture, the Company shall pay contingent interest to the Holders during any quarterly period (a “Contingent Interest Period”) from March 15 to June 14, June 15 to September 14, September 15 to December 14 or December 15 to March 14, commencing with the Contingent Interest Period beginning June 15, 2009, if the average of the Trading Prices of the Trust PIERS or, following any Dissolution Event, the Debentures for the five consecutive Trading Days ending on the second Trading Day preceding such Contingent Interest Period (the “Five Trading Day Period”) equals 115% or more of the stated liquidation amount of the Trust PIERS or principal amount of the Debentures, as the case may be.

(c) The amount of contingent interest payable in respect of any Contingent Interest Period will equal 0.125% of the average Trading Price of the Trust PIERS (or of the Debentures following any distribution of the Debentures to the holders of the Trust PIERS following a Dissolution Event) over the Five Trading Day Period preceding such Contingent Interest Period. Contingent interest shall only be paid in cash. Contingent interest, if any, will accrue and be payable to Holders in the same manner as regular cash interest as provided above. Regular cash interest will continue to accrue at the rate of 4.00% per year on the principal amount of the Debentures whether or not contingent interest is paid.

(d) Upon a determination by the Company that Holders will be entitled to receive contingent interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee setting forth in a schedule the amount of such contingent interest per $50 principal amount of Debentures and shall issue a press release with respect to the amount of such contingent interest. For purposes of determining the amount of an interest payment on a Debenture on any given Interest Payment Date, the Trustee may assume that Holders are not entitled to receive contingent interest unless the Trustee has received an Officer’s Certificate stating that the condition for a Contingent Interest Period has been satisfied and specifying the amount of contingent interest payable per $50 principal amount of Debentures.

(e) Interest on Debentures converted after the close of business on a Regular Record Date, but prior to the opening of business on the corresponding Interest Payment Date, will be paid to the Holder of such Debentures on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest, including contingent interest, which has accrued and will be paid to the Holder on such Interest Payment Date in accordance with and subject to the penultimate paragraph of Section 7.02. No such payment by the Holder need be made with respect to Debentures in respect of which a Redemption Date has been declared that falls prior to or on such Interest Payment Date or in the case of Debentures surrendered for conversion after such Debentures have been called for redemption during an Extension Period.

SECTION 2.06 Tax Treatment. The Company agrees, and by receiving a beneficial ownership interest in the Debentures each Holder, and any Person (including an entity) that acquires a direct or indirect beneficial interest in the Debentures (including holders of Trust PIERS), will be deemed to have agreed (i) for United States federal income tax purposes, (A) to treat the Debentures as indebtedness of the Company and (B) to treat the Debentures as indebtedness of the Company that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”), (ii) for United States federal income tax purposes, to treat the Trust PIERS as evidence of ownership of an undivided interest in the Debentures, (iii) for United States federal income tax purposes, to treat the exchange for the Trust PIERS of the Trust Preferred Income Equity Redeemable Securities of Omnicare Capital Trust I due 2033 that were issued on June 13, 2003 as not constituting an exchange under section 1001 of the Internal Revenue Code of 1986, as amended, (iv) for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Debentures as a contingent payment, (v) to be bound by the Company’s determination that the Debentures are contingent payment debt instruments subject to the “noncontingent bond method” of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Debentures, (vi) to accrue original issue discount at the comparable yield as determined by the Company and (vii) to be bound by the Company’s projected payment schedule with respect to the Debentures. The parties hereto acknowledge that, the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Debentures for United States federal income tax purposes; and that the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Debentures. For purposes of the foregoing, the Company’s determination of the “comparable yield” is 8.01% per annum, compounded quarterly. A Holder of Debentures may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule by submitting a written request to: Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011, Attention: Chief Financial Officer.

SECTION 2.07 Payment of Interest or Contingent Interest. Interest on any Debentures that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose.

SECTION 2.08 Register of Securities; Paying Agent; Conversion Agent. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar for the Debentures. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

SECTION 2.09 Calculations in Respect of the Debentures. The Company will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determination of the Closing Price and the Current Market Price (as defined in Section 7.05(h) hereof), accrued interest and contingent interest payable on the Debentures and the Conversion Price of the Debentures. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

SECTION 2.10 Form. The Debentures will be in substantially the form set forth in Exhibit A hereto, and may have such other terms as are provided therein.

ARTICLE III

ADDITIONAL COVENANTS APPLICABLE TO THE DEBENTURES

In addition to the covenants set forth in Article 4 of the Base Indenture, the Debentures shall be subject to the additional covenants set forth in this Article III:

SECTION 3.01 Offer to Repurchase Upon Change of Control. (a) (a) If a Change of Control shall occur, each Holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $50 or an integral multiple of $50) of that Holder’s Debentures pursuant to a Change of Control offer (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control payment (the “Change of Control Payment”) in cash equal to 100% of the aggregate principal amount of Debentures repurchased plus accrued and unpaid interest (including contingent interest, if any) on the Debentures repurchased, to the Change of Control Payment Date (as defined below). Within 30 days following any Change of Control, the Company will mail a notice to the Trustee, the Paying Agent for the Debentures, if other than the Trustee, and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the payment date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required hereby and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.01 by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Debentures or portions of Debentures properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Debentures properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Debentures or portions of Debentures being purchased by the Company.

The paying agent will promptly mail to each Holder of Debentures properly tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each new Debenture will be in a principal amount of $50 or an integral multiple of $50.

(b) The Company and the Trustee acknowledge that, upon the occurrence of a Change of Control, each holder of Trust PIERS shall have the right to exchange all or any portion of such holder’s Trust PIERS for Debentures having a principal amount equal to the liquidation amount of such Trust PIERS and to simultaneously require the Company to repurchase such Debentures at the price and on the terms specified in Section 3.01(a) hereto. Any Trust PIERS as to which such right is exercised will be exchanged by the Company not less than three Business Days prior to the Change of Control Payment Date.

SECTION 3.02 Restrictions on Certain Payments. The Company will not and will not permit any of its Subsidiaries to,

(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of the Company, other than:

(i) purchases of the capital stock of the Company in connection with employee, director or agent benefit plans or under any dividend reinvestment or stock purchase plan;

(ii) in connection with the reclassifications of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of its capital stock;

(iii) the payment of any dividend within 60 days after the date of declaration of such dividend if, at the date of declaration, (a) if paid on such declaration date the payment of such dividend would not have been prohibited by an election to defer interest payments under Section 6.01 hereof and (b) the declaration was in accordance with the Company’s dividend policy in effect immediately prior to its declaration of such dividend;

(iv) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(v) dividends or distributions payable in the Company’s capital stock, or options, warrants or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

(vi) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders’ rights plan;

(vii) the purchase of the Company’s Common Stock, or securities convertible or exercisable for the Company’s Common Stock, in satisfaction of the Company’s obligations under an acquisition transaction that the Company has entered into prior to the beginning of an Extension Period, in an amount not greater than $10 million in the aggregate in any given Extension Period; or

(viii) repurchases of the Company’s Common Stock in connection with acquisitions of businesses made by the Company or any of its Subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

(b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including other junior subordinated debentures) issued by the Company that expressly rank pari passu with or junior or subordinated to the Debentures, in each case other than through the issuance or exchange of debt securities is expressed to rank pari passu with or junior or subordinated to the Debentures; or

(c) make any guarantee payments with respect to any guarantee by the Company of the debt securities (including other guarantees) of any of its Subsidiaries, if such guarantee is expressed to rank pari passu with or junior or subordinated in interest to the Debentures, other than payments under the Trust PIERS Guarantee or any other similar guarantee in respect of future issuances of Trust PIERS or any other trust preferred securities;

if at such time (1) an event has occurred that with the giving of notice or the lapse of time, or both, would constitute an Event of Default and the Company has not taken reasonable steps to cure such event, (2) the Company shall be in default with respect to its payment obligations under the Trust PIERS Guarantee or (3) the Company shall have given notice of its intention to begin an Extension Period pursuant to Section 6.01 of this Third Supplemental Indenture and has not rescinded the notice, or any such Extension Period shall have commenced and be continuing.

SECTION 3.03 Covenants as to the Trust. In the event Debentures are issued to the Trust or a trustee of such trust in connection with the issuance of Trust PIERS by the Trust, for so long as such Trust Securities remain outstanding, the Company: (a) will maintain 100% direct or indirect ownership of the Trust Common Securities; provided, however, that any successor of the Company permitted pursuant to Article 5 of the Base Indenture may succeed to the Company’s ownership of such Trust Common Securities, (b) will use commercially reasonable efforts to cause the Trust to remain a statutory trust, except in connection with a distribution of Debentures to the holders of Trust Securities in connection with a Dissolution Event; (c) will not voluntarily terminate, wind-up or liquidate the Trust, except in connection with (i) a distribution of the Debentures to the holders of the Trust Securities in connection with a Dissolution Event, (ii) the redemption of all of the Trust PIERS and Trust Common Securities issued by the Trust, (iii) in connection with mergers, consolidations or amalgamations, in each case as permitted by the Trust Agreement; (d) will use its commercially reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and (e) will use its commercially reasonable efforts to ensure that the Trust will not be an “investment company” within the meaning of the Investment Company Act of 1940 or the rules and regulations of the SEC thereunder.

SECTION 3.04 Payment of Expenses. The Company, in its capacity as borrower with respect to the Debentures, shall:

(a) pay all fees and expenses relating to the offer, exchange and issuance of the Debentures and the Trust Securities, including compensation of the Trustee in accordance with the provisions of Section 7.07 of the Base Indenture;

(b) pay all fees and expenses of the Trust, including, but not limited to, fees and expenses relating to the organization, maintenance and operations, and any dissolution of the Trust; the fees and expenses of the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Administrative Trustees; the costs and expenses relating to the operation of the Trust, including, without limitation, fees and expenses of accountants, attorneys, statistical or bookkeeping services; expenses for printing and engraving and computing or accounting equipment; paying agent(s); registrar(s); transfer agent(s); duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

(c) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement;

(d) pay any and all taxes (other than U.S. withholding taxes), duties assessments and other governmental charges of whatever nature imposed on the Trust by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the Trust; and

(e) pay all other fees, expenses, debts and obligations (other than U.S. withholding taxes with respect to the Trust PIERS and the Trust Common Securities) related to the Trust.

ARTICLE IV

REDEMPTION OF DEBENTURES

Other than as specifically provided in this Article IV, any purchase pursuant to the provisions of this Article IV shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

SECTION 4.01 Special Event Redemption. If, a Special Event has occurred and is continuing, the Company shall have the right, at any time following the occurrence of such Special Event, upon (i) not less than 35 days (or such shorter period as may be acceptable to the Trustee) nor more than 75 days before a Redemption Date, written notice to the Trustee and (ii) not less than 30 days nor more than 60 days written notice to the Holders, to redeem the Debentures, in whole (but not in part), at a purchase price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to the Redemption Date (the “Redemption Price”). The Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 12:00 noon, New York time, on the date such Redemption Price is to be paid. Notwithstanding the foregoing, the Holders of at least a majority in aggregate principal amount of the Debentures may agree to reduce the notice period to not less than five days.

SECTION 4.02 Optional Redemption by Company. The Company shall have the right to redeem the Debentures, in whole or in part, on one or more occasions at any time on or after June 15, 2009 at the Redemption Price, upon not less than 30 days and not more than 60 days notice before the Redemption Date to each Holder of the Debenture to be redeemed at its registered address.

SECTION 4.03 Notice of Redemption. In addition to the items specified in Section 3.03 of the Base Indenture, the notice of redemption shall specify:

(a) the then-current Conversion Price;

(b) the name and address of the paying agent and Conversion Agent; and

(c) that the Debentures called for redemption may be converted at any time before 5:00 p.m. New York time on the Business Day immediately preceding the Redemption Date and that holders who wish to convert Debentures must satisfy the requirements of the Indenture and the Debentures.

ARTICLE V

SUBORDINATION OF DEBENTURES

The Debentures shall not be subject to Article 11 of the Base Indenture. In lieu thereof, the Debentures shall be subject to the following provisions of this Article V:

SECTION 5.01 Agreement to Subordinate. The Company covenants and agrees, and each Holder of Debentures issued hereunder likewise covenants and agrees, that the Debentures shall be issued subject to the provisions of this Article V; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Company of the principal of and interest, including contingent interest, on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article V shall prevent the occurrence of any Default or Event of Default hereunder.

SECTION 5.02 Default on Senior Indebtedness. In the event and during the continuation of any Default by the Company in the payment of principal, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of an Event of Default, or if any judicial proceeding shall be pending with respect to any such Default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest (including contingent interest) on the Debentures or any other amounts which may be due on the Debentures pursuant to the terms hereof or otherwise.

In the event of the acceleration of the maturity of the Debentures, then no payment shall be made by the Company with respect to the principal (including redemption payments) or interest (including contingent interest) on the Debentures or any other amounts which may be due on the Debentures pursuant to the terms hereof or otherwise until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment in full of such Senior Indebtedness (including any amounts due upon acceleration).

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or Holders of Debentures when such payment is prohibited by the preceding paragraphs of this Section 5.02 and at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 5.03 Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon the Company’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of its creditors, marshaling of its assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving the Company, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal of or interest

(including contingent interest) on the Debentures or any other amounts which may be due on the Debentures pursuant to the terms hereof or otherwise; and upon any such event, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article V, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character prohibited by the foregoing and at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, whether in cash, property or securities, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

For purposes of this Article V, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other company provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article V with respect to the Debentures to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new company, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 5 of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article 5 of the Base Indenture. Nothing in Section 5.02 or in this Section 5.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Base Indenture.

SECTION 5.04 Subrogation. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. After all Senior Indebtedness is paid in full and until the Debentures are paid in full, the Holders shall be subrogated (equally and ratably with all other indebtedness as to which the right to receive payment is pari passu with the Debentures) to the rights of holders of Senior Indebtedness to receive payments applicable to Senior Indebtedness to the extent that payments otherwise payable to the Holders have been applied to the payment of Senior Indebtedness, and such payments received by any Holder of Debentures, by reason of such subrogation, of cash, securities or other property which otherwise would be paid to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, the Holders of Debentures, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Debentures. It is understood that the provisions of this Article V are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

Nothing contained in this Article V or elsewhere in this Third Supplemental Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest (including contingent interest) on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon Default under this Third Supplemental Indenture, subject to the rights, if any, under this Article V of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee, subject to the provisions of Article 7 of the Base Indenture, and the holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

SECTION 5.05 Trustee to Effectuate Subordination. Each Holder by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article V and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

SECTION 5.06 Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article V. Notwithstanding the provisions of this Article V or any other provision of this Third Supplemental Indenture, neither the Trustee nor any Responsible Officer shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article V, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 7 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 5.06 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

The Trustee, subject to the provisions of Article 7 of the Base Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article V, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article V, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

SECTION 5.07 Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article V in respect of any

Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Third Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article V, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Third Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article 7 of the Base Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article V or otherwise.

Nothing in this Article V shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Base Indenture.

SECTION 5.08 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Third Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders, without incurring responsibility to the holders and without impairing or releasing the subordination provided in this Article V or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

ARTICLE VI

EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 6.01 Extension of Interest Payment Period. So long as the Company is not in Default in the payment of interest, including contingent interest, if any, on the Debentures, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest, other than contingent interest, by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period (an “Extension Period”), during which Extension Period no interest (other than contingent interest) shall be due and payable; provided that no Extension Period shall extend beyond the Stated Maturity or, with respect to any Debentures called for redemption, the Redemption Date with respect to such Debentures. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 6.01, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly period of the Extension Period (“Compounded Interest”). At the end of the Extension Period, which is an Interest Payment Date, the Company shall pay all interest accrued and unpaid on the Debentures (together, “Deferred Interest”) that shall be payable to Holders on the Regular Record Date immediately preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further defer payments of interest (other than contingent interest) by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods, including the first such quarterly period during such Extension Period, or extend beyond the Stated Maturity of the Debentures or, with respect to any Debentures called for redemption, the Redemption Date with respect to such Debentures. If any Extension Period ends on a day that is not an Interest Payment Date, then on or prior to the last day of such Extension Period, the Company shall deposit with the Trustee the full amount of unpaid interest (other than contingent interest) that has accrued on the Debentures through the last Interest Payment Date that falls prior to the last day of the Extension Period, and on the Interest Payment Date following the last day of the Extension Period, all unpaid interest accrued on the Debentures through that following Interest Payment Date will be due and payable unless the Company further extends the Extension Period to a later date, in which case the amounts deposited with the Trustee shall be returned to the Company. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest (other than contingent interest) shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The payment of contingent interest may not, under any circumstances, be subject to an Extension Period.

SECTION 6.02 Notice of Extension. (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extension Period or extends an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period or its extension of an Extension Period at least one Business Day before the earlier of (i) the next date on which distributions on the Trust PIERS are payable, or (ii) the date the Administrative Trustee is required to give notice of the record date or the payment date of such related distributions for the first quarter of such Extension Period to any national stock exchange or other organization on which the Trust PIERS are listed or quoted, if any, or to holders of the Trust PIERS as of the record date or the payment date. The Administrative Trustee will give notice of the Company’s election of the extension period to the holders of the Trust PIERS.

(b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period or extends an Extension Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such

Extension Period or its extension of an Extension Period at least 10 Business Days before the earlier of (i) the Interest Payment Date for the first quarter of such Extension Period, or (ii) the date the Company is required to give notice of the record date or payment date of such related interest payment for the first quarter of such Extension Period to any national stock exchange or other organization on which the Debentures are listed or quoted, if any, or to holders of the Debentures as of the record date or the payment date.

(c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 6.02 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under Section 6.01.

ARTICLE VII

CONVERSION OF DEBENTURES

SECTION 7.01 Conversion Rights (a) (a) Subject to and upon compliance with the provisions of this Article VII, the Debentures are convertible, at the option of the Holder, at any time on and after the occurrence of any of the events described in paragraph (b) below, and before 5:00 pm, New York time, on the Business Day immediately preceding the date of repayment of such Debentures, whether at Stated Maturity or upon redemption, into a cash amount and, if applicable, fully paid and nonassessable shares of Common Stock. Debentures will be converted at an initial conversion ratio of 1.2248 shares of Common Stock for each $50 in aggregate principal amount of Debentures, subject to adjustment as described in this Article VII. Following any adjustment to the Conversion Price in accordance with Section 7.05, the Conversion Ratio shall be equal to the quotient of $50 divided by the Conversion Price in effect following such adjustment (as so adjusted, the “Conversion Ratio”). A Holder may convert any portion of the principal amount of such Holder’s Debentures into a (x) cash amount equal to the lesser of (i) the aggregate principal amount of the Debentures to be converted or (ii) the Applicable Stock Price (as defined below) multiplied by the Conversion Ratio (multiplied by the aggregate principal amount of Debentures to be converted divided by 50) and (y) if the product of the Applicable Stock Price and the Conversion Ratio (multiplied by the aggregate principal amount of Debentures to be converted divided by 50) exceeds the aggregate principal amount of Debentures to be converted, that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to (i) the aggregate principal amount of Debentures to be converted divided by $50 and multiplied by (ii)(A) the Conversion Ratio minus (B) $50 divided by the Applicable Stock Price. Settlement in cash and, if applicable, shares of Common Stock, will occur on the second Trading Day following the final trading day of the Cash Settlement Averaging Period. Such day will be the 22nd Trading Day following the Property Trustee’s receipt of a conversion notice submitted by the holder of Trust PIERS (assuming such holder has satisfied all conversion requirements, including the valid delivery of the conversion notice), unless (i) the conversion is in connection with a redemption, in which case the settlement day will be the redemption date or (ii) such holder of Trust PIERS submits a conversion notice during the period beginning 25 Trading Days preceding the maturity date and ending one Trading Day preceding the maturity date, in which case the settlement day will be the maturity date.

(b) “Applicable Stock Price” shall mean, in respect of a conversion date, the average Closing Sale Price of Common Stock over the 20 Trading-Day period (the “Cash

Settlement Averaging Period”) beginning on the Trading Day following the receipt by the Property Trustee of a conversion notice from a holder of Trust PIERS; provided that, such conversion notice satisfies the requirements set forth in the Trust Agreement and that all other conversion requirements described therein have been satisfied; provided further that, if a holder of Trust PIERS submits such conversion notice during the period beginning 25 Trading Days preceding the maturity date of the Debentures and ending one Trading Day preceding such maturity date, then the Cash Settlement Averaging Period will be the 20 Trading-Day period ending on the second Trading Day preceding such maturity date; provided further that, if the Debentures have been called for redemption, then the Cash Settlement Averaging Period will be the 20 Trading-Day period ending on the second Trading Day preceding the Redemption Date.

(c) Conversion Rights Based on Common Stock Price. If, as of the last day of any calendar quarter beginning with the quarter ending March 31, 2005, the Closing Sale Price of the Common Stock on each of at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than 130% of the Conversion Price in effect on the last day of such quarter, then on and after the first day of the following calendar quarter (and only during such following calendar quarter), Holders may surrender their Debentures for conversion into shares of Common Stock at any time at their option until 5:00 p.m., New York time, on the Business Day immediately preceding the Stated Maturity or earlier Redemption Date.

(d) Conversion Rights Based on Notice of Redemption. A Holder may surrender for conversion a Debenture that has been called for redemption at any time prior to 5:00 p.m., New York time, on the day that is two Business Days immediately preceding the date of redemption, even if such Debenture is not otherwise convertible at that time.

(e) Conversion Rights Based on Trust PIERS Trading Price. Holders may also surrender a Debenture for conversion during the five-Business-Day period following any 10-consecutive-Trading-Day period in which the average of the Trading Prices for the Trust PIERS (or, if the Debentures have been distributed to the holders of Trust PIERS, the average of the Trading Prices for the Debentures) for such 10-Trading-Day period was less than a Specified Trigger Percentage (as defined below) of the average of the Conversion Values for the Trust PIERS or the Debentures, as the case may be, for each day during such period. The “Specified Trigger Percentage” will be 105% for any 10-Trading-Day period that ends before June 15, 2028 and 98% for any 10-Trading-Day period ending on or after that date.

(f) Conversion Rights Based on Occurrence of Certain Corporate Transactions.

If:

(i) the Company shall distribute to all holders of its Common Stock rights or warrants entitling such holders to subscribe for or purchase, for a period expiring within 60 days of the date of any such distribution, Common Stock at a price per share less than the Trading Price of the Common Stock on the Trading Day immediately preceding the date of the announcement of such distribution;

(ii) the Company elects to distribute to all holders of its Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, which distribution has a per share value (as determined by the Company’s Board of Directors) exceeding 10% of the Trading Price of Common Stock on the Business Day preceding the declaration date for the distribution; or

(iii) a Change of Control occurs but holders of Debentures do not have the right to require the Company to repurchase their Debentures as a result of such Change of Control because either (1) the trading price of Common Stock during the period described in clause (x) of the definition of “Change of Control” set forth herein equals or exceeds the level specified in such definition or (2) the consideration received in such Change of Control consists of common stock that is freely tradable and the Trust PIERS (or the Debentures following the distribution of the Debentures to the holders of the Trust PIERS) become convertible into cash and, if applicable, such common stock (as described in clause (y) of the definition of “Change of Control” set forth herein), then the Company shall be required to notify the Holders of the Debentures at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the Change of Control, as the case may be. Once the Company has given such notice, Holders may surrender their Debentures for conversion at any time until either (a) the earlier of the close of business on the Business Day immediately prior to the ex-dividend date and the date on which the Company announces that the distribution will not take place, in the case of a distribution or (b) 30 days after the date of the notice of the Change of Control, in the case of a Change of Control. A Holder will not have the right to convert Debentures as a result of a distribution if such Holder has rights to participate, or will have such rights, in the distribution without conversion.

A Holder may not exercise conversion rights in respect of any Debenture in respect of which a Holder is exercising its option to require redemption upon a Change of Control pursuant to Section 3.01. A Holder of Debentures is not entitled to any rights of a holder of Common Stock unless and until such Holder has converted its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article VII.

SECTION 7.02 Exercise of Conversion Privilege; Payment of Cash and Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Definitive Debenture, the Holder of any such Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, to the Conversion Agent, accompanied by the funds, if any, required by the penultimate paragraph of this Section 7.02, and shall give written notice of conversion to the Conversion Agent in the form provided on the Debentures (or such other notice which is acceptable to the Company) that the Holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) to which the cash amount shall be paid and, if applicable, in which the certificate or certificates for shares of Common Stock shall be issued upon conversion, and shall be accompanied by transfer taxes, if required pursuant to Section 7.07. In addition, a holder of Trust PIERS may exercise its right under the Trust Agreement to exchange such Trust PIERS for Debentures which shall be converted into cash and, if applicable, Common Stock by delivering to the Conversion Agent irrevocable written notice setting forth the information called for by the preceding two sentences and directing the Conversion Agent (i) to exchange such Trust PIERS for a Like Amount of the Debentures held by the Trust (at an exchange rate of $50 principal amount of Debentures for each Trust PIERS), and (ii) to immediately convert such Debentures, on behalf of such Holder, into cash and, if applicable, Common Stock pursuant to this Article VII and, if such Trust PIERS are in certificate form, surrendering such Trust PIERS, duly endorsed or assigned to the Company or in blank. So long as any Trust PIERS are outstanding, the Trust shall not convert any Debentures except pursuant to a written notice delivered to the Conversion Agent by a holder of Trust PIERS. Each such Debenture surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

In order to exercise the conversion privilege with respect to any interest in a Debenture in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depository’s book-entry conversion program, deliver by book-entry delivery the principal amount of the Debenture to be converted, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 7.02 and any transfer taxes if required pursuant to Section 7.07.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall pay to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 2.07 of the Base Indenture, an amount of cash as specified in Sections 7.01 and 7.03 hereof and, if applicable, shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to the provisions hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 7.02 have been satisfied as to such Holder of a Debenture (or portion thereof), or as to such holder of a Trust PIERS effecting a conversion thereof pursuant to its rights under the Trust Agreement, as the case may be, and the person in whose name any certificate or certificates for shares of Common Stock shall be issued upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if on the effective date of such conversion the stock transfer books of the Company shall be closed, the person in whose name the certificates are to be issued shall not be deemed the record owner thereof until the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such conversion becomes effective.

Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Debenture or portion thereof being converted shall have been called for redemption on a Redemption Date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following Interest Payment Date) be accompanied by payment (the “Interest Payment Reimbursement”), in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest, including contingent interest, if any, otherwise payable on such Interest Payment Date on the principal amount being converted. Notwithstanding the immediately preceding sentence, if (i) notice of redemption of Debentures is mailed or otherwise given to Holders and the related Redemption Date occurs during the period from the close of business on the record date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date, and Debentures or any portion thereof are surrendered for conversion after such record date but prior to such Redemption Date, then the Holder surrendering such Debentures or portion thereof shall not be required to pay the Interest Payment Reimbursement, and (ii) during an Extension Period a notice of redemption of Debentures is mailed or otherwise given to Holders and Debentures or any portion thereof are surrendered for conversion after such notice but prior to the relevant Redemption Date, then the Holder surrendering such Debentures or portion thereof shall not be required to pay the Interest Payment Reimbursement and shall be entitled to receive payment of all accrued but unpaid interest, including contingent interest, if any, on such Debentures through the date of conversion on the Redemption Date. Except as otherwise set forth above in this paragraph, in the case of any Debenture which is converted, interest or contingent interest which is payable after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest or contingent interest on the Debentures being converted which shall be deemed to be paid in full. Except as provided above in this Section 7.02, no payment or other adjustment shall be made for interest or contingent interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture.

Upon the conversion of an interest in a Debenture in global form, the Trustee (or other Conversion Agent appointed by the Company), or a custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Debenture in global form as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

SECTION 7.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the Applicable Stock Price thereof to the Holder of Debentures.

SECTION 7.04 [Intentionally Omitted.]

SECTION 7.05 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 7.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 7.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance that results in a change in the conversion consideration as described in Section 7.06 (any of the foregoing hereinafter in this Section 7.05(d) called the “Securities”)), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Holders upon the conversion of the Debentures so that any such Holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Debentures into Common Stock immediately prior to the Record Date (as defined in Section 7.05(h) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Debenture on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 7.05(d) by reference to the actual or when issued trading market for any Securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.05 (and no adjustment to the Conversion Price under this Section 7.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Third Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to subscribe for additional shares of the Common Stock (other than rights or warrants described in Section 7.05(b)), pro rata to holders of Common Stock, and in the case of the rights issued pursuant to the Company’s stockholder rights agreement in existence as of the date hereof, the Company may, in lieu of making any adjustment pursuant to this Section 7.05(d), make proper provision (in the case of the Company’s stockholder rights agreement in existence as of the date thereof, to the extent it does not make proper provision) so that each holder of a Debenture who converts such Debenture (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to cash and, if applicable, shares of Common Stock issuable upon such conversion (the “Conversion Shares”): (i) if such conversion occurs on or prior to the date for the distribution to the holders of such rights or warrants of separate certificates evidencing such rights or warrants (the “Rights Distribution Date”), a number of rights or warrants equal to the number of rights or warrants a holder of Common Stock would receive if such holder held that number of shares of Common

Stock equal to the product of (x) the quotient obtained by dividing the principal amount of the Debentures to be converted by such Holder by $50 and (y) the Conversion Ratio; and (ii) if such conversion occurs after the Rights Distribution Date, a number of rights or warrants equal to the number of rights or warrants a holder of Common Stock would receive if such holder held that number of shares of Common Stock equal to the product of (x) the quotient obtained by dividing the principal amount of the Debentures to be converted by such Holder by $50 and (y) the Conversion Ratio immediately prior to the Rights Distribution Date.

For purposes of this Section 7.05(d) and Sections 7.05(a) and (b), any dividend or distribution to which this Section 7.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 7.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution” and “the date fixed for such determination” within the meaning of Sections 7.05(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 7.05(a).

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the most recent quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 7.05(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 7.05(h)) during the ten Trading Days (as defined in Section 7.05(h)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debenture on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 7.05(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 7.05(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

(g) In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror’s ownership of Common Stock to more than fifty percent (50%) of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 7.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5 of the Base Indenture.

(h) For purposes of this Section 7.05, the following terms shall have the meaning indicated:

(1) “Closing Price” with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

(2) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.05(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance, distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.05(a), (b), (c), (d), (e), (f) or (g) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance, distribution or Change of Control requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 7.05(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 7.05(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.05(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Offer Expiration Time of such offer.

(3) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(4) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.05 (a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(A) Calculation Methodology. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 7.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

(B) When No Adjustment Required.

The applicable Conversion Price will not be adjusted:

(1) if holders of the Trust PIERS or, following distribution of the Debentures to the holders of the Trust PIERS, the Debentures are entitled to participate in a transaction otherwise requiring adjustment pursuant to Section 7.05(a), (b), (d), (e), (f) or (g);

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3) upon the issuance of any shares of Common Stock or options, rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable or exchangeable or convertible security outstanding as of June 13, 2003;

(5) for a change in the par value of the Company’s common stock, other than any such change that occurred in connection with an event requiring adjustment under Section 7.05(c) hereof;

(6) for accrued and unpaid interest, including contingent interest; or

(7) for the issuance of rights under any shareholder rights plan.

(j) In any case in which this Section 7.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03.

(k) For purposes of this Section 7.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 7.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7.05(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock, if any, issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”)), then for the purposes of this Section 7.06 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. A Holder may convert Debentures at any time from and after the date which is 15 days prior to the anticipated effective date of a transaction of the type described in clause (i), (ii) or (iii) above until 15 days after the effective date of such transaction.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at its address appearing on the Debenture register provided for in Section 2.07 of the Base Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 7.06 applies to any event or occurrence, Section 7.05 shall not apply.

SECTION 7.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock or the payment of cash upon conversion in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate or pay such cash amount unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 7.08 Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time to the extent such Debentures presented for conversion are convertible in Common Stock.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Conversion Shares, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Conversion Shares at such adjusted Conversion Price.

The Company covenants that all Conversion Shares will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that if any Conversion Shares require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures pursuant to which Common Stock is issuable in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 7.09 Responsibility of Trustee.

(a) The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Ratio, the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price or the Conversion Ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver cash and, if applicable, any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 7.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

(b) In effecting the conversion transactions described in this Article VII, the Conversion Agent is acting as agent of the holders of Trust PIERS (in the exchange of Trust PIERS for Debentures) and as agent of the Holders (in the conversion of Debentures into cash and, if applicable, Common Stock), as the case may be, directing it to effect such conversion transaction. The Conversion Agent is hereby authorized (i) to exchange Trust PIERS for Debentures held by the Trust from time to time in connection with the conversion of such Trust PIERS in accordance with this Article VII, and (ii) to convert all or a portion of the Debentures into cash and, if applicable, Common Stock and thereupon to deliver such cash and, if applicable, shares of Common Stock in accordance with the provisions of this Article VII and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

(c) In connection with the acceptance and administration of the trusts under this Third Supplemental Indenture, the Trustee shall have and be able to exercise all such privileges, protections, immunities, rights and indemnities granted or provided to the Indenture Trustee under the Base Indenture.

SECTION 7.10 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 7.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Debenture register provided for in Section 2.07 of the Base Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

ARTICLE VIII

DEFAULTS

The Debentures shall not be subject to Section 6.01 of the Base Indenture. In lieu thereof, the Debentures shall be subject to the following provisions of Section 8.01 hereof:

SECTION 8.01 Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest, including contingent interest, if any, on the Debentures and such default continues for a period of 30 days, whether or not such payment is prohibited by Article V hereof;

(b) the Company defaults in the payment when due of principal on the Debentures when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by Article V hereof;

(c) the Company fails to observe or perform any other covenant or other agreement in the Indenture or the Notes for 90 days after written notice to the Company by the Trustee or the Holders of at least 25% aggregate principal amount of the Debentures then outstanding voting as a single class;

(d) the Company pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment of the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case;

(ii) appoints a custodian of the Company or for all or substantially all of the property of the Company; or

(iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 8.02 Applicability of Certain Other Provisions. The Debentures shall be subject to Sections 6.02 through 6.11 of the Base Indenture, except that

(i) the reference in Section 6.08 of the Base Indenture to clauses (a) or (b) of Section 6.01 of the Base Indenture shall be changed to clauses (a) or (b) of Section 8.01 hereof; and

(ii) the Company and the Trustee acknowledge that pursuant to the Trust Agreement, the holders of Trust PIERS are entitled, in the circumstances and subject to the limitations set forth therein, to commence a direct action with respect to any Event of Default hereunder and under the Debentures.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Applicability of Certain Provisions. The Debentures shall be subject to Article 9 of the Base Indenture, except that any supplemental indenture modifying the Base Indenture with respect to the Debentures or this Third Supplemental Indenture will not be effective until the holders of a majority in aggregate stated liquidation amount of Trust PIERS and Trust Common Securities, voting together as a class, shall have consented to such supplemental indenture; provided, that if the consent of the Holder of each outstanding Debenture is required, any supplemental indenture will not be effective until each holder of the Trust PIERS and Trust Common Securities shall have consented to such supplemental indenture.

ARTICLE X

NO SINKING FUND; NO GUARANTEES

SECTION 10.01 Applicability of Certain Provisions. (a) The Debentures shall not be subject to Article 10 of the Base Indenture.

(b) The Debentures shall not be guaranteed and shall not be subject to Article 12 of the Base Indenture.

ARTICLE XI

LEGAL DEFEASANCE

SECTION 11.01 Applicability of Certain Provisions. The Debentures shall be subject to Article 8 of the Base Indenture, except that Section 8.03 shall not apply to the Debentures.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Scope of this Third Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental

Indenture shall only be applicable with respect to, and govern the terms of, the Debentures and shall not apply to any other securities that have been or may be issued by the Company under the Base Indenture.

SECTION 12.02 Ratification of Base Indenture. The Base Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 12.03 Trustee Not Responsible for Recitals. The recitals therein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 12.04 Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Debentures, but this Third Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 12.05 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12.06 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE AND THE DEBENTURES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

OMNICARE, INC.

By:
Name:
Title:

SUNTRUST BANK, as Trustee

By:
Name:
Title:

Exhibit A

Principal Amount: $

No. 1

Omnicare, Inc.

SERIES B 4.00% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURE

DUE JUNE 15, 2033

Omnicare, Inc., a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to JPMorgan Chase Bank, as Property Trustee for Omnicare Capital Trust I, or registered assigns, the principal sum of             Dollars on ($            ) June 15, 2033 (the “Maturity Date”), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from June 13, 2003, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2005, at the rate of 4.00% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable for any full quarterly interest period shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full 90-day quarterly interest period will be computed on the basis of a 30-day month, and for any period less than a full calendar month, the number of days elapsed in such month. In the event that any Interest Payment Date is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Company will be required to pay Compounded Interest (as defined in the Indenture) with respect to this Debenture.

The Company shall pay contingent interest to the Holders during any quarterly period (a “Contingent Interest Period”) from March 15 to June 14, June 15 to September 14, September 15 to December 14 and December 15 to March 14, commencing with the Contingent Interest Period beginning June 15, 2009, if the average of the Trading Prices of the Trust PIERS (or of the Debentures following any distribution of the Debentures to the holders of the Trust PIERS) for the five consecutive Trading Days ending on the second trading day preceding such Contingent Interest Period (the “Five Trading Day Period”) equals 115% or more of the stated liquidation amount of the Trust PIERS or principal amount of the Debentures, as the case may be. The amount of contingent interest payable in respect of any Contingent Interest Period will equal 0.125% of the average Trading Price of the Trust PIERS (or the Debentures, as the case may be) over the Five Trading Day Period preceding such Contingent Interest Period. Contingent interest shall only be paid in cash. Contingent interest, if any, will accrue and be payable to Holders in the same manner as regular cash interest as provided above. Regular cash interest will continue to accrue at the rate of 4.00% per annum on the principal amount of the Debentures whether or not contingent interest is paid.

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the day next preceding the Interest Payment Date. If the Trust PIERS do not remain in book-entry only form and the Debentures are not in the form of a Global Security, the Company will have the right to select record dates, which must be at least one Business Day before an Interest Payment Date (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest installment, including contingent interest, not punctually paid or duly provided for (excluding installments of interest (other than contingent interest) that are subject to an Extension Period) shall forthwith cease to be payable to the Holders on such Regular Record Date and shall be paid to the Person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, provided that no special record date shall be less than 10 days prior to the related payment date for such defaulted interest or may be paid at any time in any other lawful manner deemed practicable by the Trustee after notice thereof by the Company to the Trustee.

The principal of and interest (including contingent interest, if any) on this Debenture shall be payable at the office or agency of the Company maintained for that purpose.

The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

This Debenture is one of the Debentures of the Company (herein sometimes referred to as the “Debentures”), specified in the Indenture, all issued or to be

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issued under and pursuant to an Indenture, dated as of June 13, 2003 (the “Base Indenture”), as supplemented by that Third Supplemental Indenture dated March     , 2005 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), duly executed and delivered between the Company and SunTrust Bank, as Trustee (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this day of March, 2005.

OMNICARE, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-mentioned Indenture.

Dated: March     , 2005

SUNTRUST BANK,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

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(REVERSE OF DEBENTURE)

This Debenture is one of the Debentures of the Company (herein sometimes referred to as the “Debentures”), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of June 13, 2003 (the “Base Indenture”), as supplemented by that Third Supplemental Indenture dated as of March      , 2005 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), duly executed and delivered between the Company and SunTrust Bank, as Trustee (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

1. Redemption. Upon the occurrence and continuation of a Special Event, the Company shall have the right, at any time following the occurrence of such Special Event, to redeem this Debenture in whole (but not in part) at a purchase price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to the date of redemption (the “Redemption Price”).

In addition, the Company shall have the right to redeem the Debentures, in whole or in part, on one or more occasions at any time on or after June 15, 2009, upon not less than 30 days and not more than 60 days’ notice, at the Redemption Price.

The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 12:00 noon, New York time on the date such Redemption Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder. Notwithstanding the foregoing, the Holders of at least a majority in aggregate principal amount of the Debentures may agree to reduce the notice period to not less than five days. If the Debentures are only partially redeemed by the Company pursuant to an optional redemption described in the preceding paragraph, the Trustee will select the Debentures to be redeemed among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

2. Offer to Repurchase Upon Change of Control. If a Change of Control shall occur, each Holder of Debentures will have the right to require the Company to repurchase all or any part of that Holder’s Debentures pursuant to a Change of Control offer (the “Change of Control Offer”) at a purchase price equal to 100% of the aggregate principal amount of Debentures repurchased plus accrued and unpaid interest (including contingent interest, if any) on the Debentures repurchased, to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. On the Change of Control Payment Date, the

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Company will, to the extent lawful: (i) accept for payment all Debentures or portions of Debentures properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Debentures properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Debentures or portions of Debentures being purchased by the Company. The paying agent will promptly mail to each Holder of Debentures properly tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided, that each new Debenture will be in a principal amount of $50 or an integral multiple of $50.

3. Conversion. (a) Subject to and upon compliance with the provisions of Article VII of the Third Supplemental Indenture, the Debentures are convertible, at the option of the Holder, at any time on and after the occurrence of any of the events described in paragraph (b) below, and before 5:00 pm, New York, New York time, on the Business Day immediately preceding the date of repayment of such Debentures, whether at Stated Maturity or upon redemption, into fully paid and nonassessable shares of Common Stock at an initial Conversion Ratio of 1.2248 shares of Common Stock for each $50 in aggregate principal amount of Debentures, subject to adjustment as described in such Article VII. A Holder may convert any portion of the principal amount of such Holder’s Debentures into (x) a cash amount equal to the lesser of (i) the aggregate principal amount of the Debentures to be converted or (ii) the Applicable Stock Price multiplied by the Conversion Ratio (multiplied by the aggregate principal amount of Debentures to be converted divided by 50) and (y) if the product of the Applicable Stock Price and the Conversion Ratio (multiplied by the aggregate principal amount of Debentures to be converted divided by 50) exceeds the aggregate principal amount of Debentures to be converted, that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to (i) the aggregate principal amount of Debentures to be converted divided by $50 and multiplied by (ii) (A) the Conversion Ratio minus (B) $50 divided by the Applicable Stock Price. Settlement in cash and, if applicable, shares of Common Stock will occur on the second Trading Day following the final trading day of the Cash Settlement Averaging Period. Such day will be the 22nd Trading Day following the Property Trustee’s receipt of a Holder’s conversion notice submitted by the holder of Trust PIERS (assuming such holder has satisfied all conversion requirements, including the valid delivery of the conversion notice), unless (i) the conversion is in connection with a redemption, in which case the settlement day will be the redemption date or (ii) such holder of Trust PIERS submits a conversion notice during the period beginning 25 Trading Days preceding the maturity date and ending one Trading Day preceding the maturity date, in which case the settlement day will be the maturity date.

(b) A Holder’s right to convert its Debentures will arise only upon the occurrence of any of the following:

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(i) Conversion Rights Based on Common Stock Price. If, as of the last day of any calendar quarter beginning with the quarter ending March 31, 2005, the Closing Sale Price of the Common Stock on each of at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such calendar quarter is more than 130% of the Conversion Price in effect on the last day of such quarter, then on and after the first day of the following calendar quarter (and only during such following calendar quarter), Holders may surrender their Debentures for conversion into shares of Common Stock at any time at their option until 5:00 p.m., New York time, on the Business Day immediately preceding the Stated Maturity or earlier Redemption Date.

(ii) Conversion Rights Based on Notice of Redemption. A Holder may surrender for conversion a Debenture that has been called for redemption at any time prior to 5:00 p.m., New York time, on the day that is two Business Days immediately preceding the date of redemption, even if such Debenture is not otherwise convertible at that time.

(iii) Conversion Rights Based on Trust PIERS Trading Price. Holders may also surrender a Debenture for conversion during the five-Business-Day period following any 10-consecutive-Trading-Day period in which the average of the Trading Prices for the Trust PIERS (or, if the Debentures have been distributed to the holders of the Trust PIERS, the average of the Trading Prices for the Debentures) for such 10-Trading-Day period was less than a Specified Trigger Percentage (as defined below) of the average of the Conversion Values for the Trust PIERS or the Debentures, as the case may be, for each day during such period. The “Specified Trigger Percentage” will be 105% for any 10-Trading-Day period that ends before June 15, 2028 and 98% for any 10-Trading-Day period ending after that date.

(iv) Conversion Rights Based on Occurrence of Certain Corporate Transactions.

If:

(1)	the Company shall distribute to all holders of its Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the date of any such distribution, Common Stock at a price per share less than the Trading Price of the Common Stock on the Trading Day immediately preceding the date of the announcement of such distribution;

(2)	the Company elects to distribute to all holders of its Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, which distribution has a per share value (as determined by the Company’s Board of Directors) exceeding 10% of the Trading Price of Common Stock on the Business Day preceding the declaration date for the distribution; or

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(3)	a Change of Control occurs but holders of Debentures do not have the right to require the Company to repurchase their Debentures as a result of such Change of Control because either (1) the trading price of Common Stock during the period described in the definition of “Change of Control” set forth in the Indenture equals or exceeds the level specified in clause (x) of such definition or (2) the consideration received in such Change of Control consists of common stock that is freely tradable and the Trust PIERS (or the Debentures following the distribution of the Debentures to the holders of the Trust PIERS) become convertible into that common stock (as described in clause (y) of the definition of “Change of Control” set forth in the Indenture), then the Company shall be required to notify the Holders of the Debentures at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the Change of Control, as the case may be. Once the Company has given such notice, Holders may surrender their Debentures for conversion at any time until either (a) the earlier of the close of business on the Business Day immediately prior to the ex-dividend date and the date on which the Company announces that the distribution will not take place, in the case of a distribution or (b) 30 days after the date of the notice of the Change of Control, in the case of a Change of Control. A Holder will not have the right to convert Debentures as a result of a distribution if such Holder has rights to participate, or will have such rights, in the distribution without conversion.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7.05(c) of the Third Supplemental Indenture applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock, if any, issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger,

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combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”)), then for the purposes of this paragraph the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article VII of the Third Supplemental Indenture. A Holder may convert Debentures at any time from and after the date which is 15 days prior to the anticipated effective date of a transaction of the type described in clause (i), (ii) or (iii) above until 15 days after the effective date of such transaction.

(c) To convert all or a portion of the Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable written notice of conversion in the form provided hereon (or such other notice which is acceptable to the Company (the “Conversion Request”) setting forth the principal amount of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued, and shall be accompanied by transfer taxes if required pursuant to Section 7.07 of the Third Supplemental Indenture and, if such Debentures are in certificate form, surrender to the Conversion Agent the Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a Holder of Trust PIERS may exercise its right under the Trust Agreement to exchange such Trust PIERS for Debentures which shall be converted into cash and, if applicable, Common Stock by delivering to the Conversion Agent an irrevocable Conversion Request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust PIERS for a Like Amount of the Debentures held by the Trust (at an exchange rate of $50 principal amount of Debentures for each Trust PIERS), and (ii) to immediately convert such Debentures, on behalf of such Holder, into cash and, if applicable, Common Stock pursuant to Article VII of the Third Supplemental Indenture and, if such Trust PIERS are in certificate form, surrendering such Trust PIERS, duly endorsed or assigned to the Company or in blank.

(d) Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Debenture or portion thereof being converted shall have been called for redemption on a Redemption Date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following Interest

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Payment Date) be accompanied by payment (the “Interest Payment Reimbursement”), in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest, including contingent interest, if any, otherwise payable on such Interest Payment Date on the principal amount being converted. Notwithstanding the immediately preceding sentence, if (i) notice of redemption of Debentures is mailed or otherwise given to Holders and the related Redemption Date occurs during the period from the close of business on the record date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date, and Debentures or any portion thereof are surrendered for conversion after such record date but prior to such Redemption Date, then the Holder surrendering such Debentures or portion thereof shall not be required to pay the Interest Payment Reimbursement, and (ii) during an Extension Period a notice of redemption of Debentures is mailed or otherwise given to Holders and Debentures or any portion thereof are surrendered for conversion after such notice but prior to the relevant Redemption Date, then the Holder surrendering such Debentures or portion thereof shall not be required to pay the Interest Payment Reimbursement and shall be entitled to receive payment of all accrued but unpaid interest, including contingent interest, if any, on such Debentures through the date of conversion on the Redemption Date. Except as otherwise set forth above in this paragraph, in the case of any Debenture which is converted, interest or contingent interest which is payable after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest or contingent interest on the Debentures being converted. which shall be deemed to be paid in full. Except as provided above in this paragraph, no payment or other adjustment shall be made for interest or contingent interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture.

(e) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the Applicable Stock Price thereof to the Holder of Debentures.

4. Acceleration. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

5. Amendment, Supplement and Waiver. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a

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majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Debentures then outstanding and affected thereby, (i) change the Stated Maturity of any Debenture, or reduce the principal amount of, or any installment of principal of or rate of interest on, the Debentures or any premium payable upon redemption thereof; (ii) reduce the rate or extend the time of payment of interest; (iii) modify any of the provisions of Article VI of the Indenture relating to waiver of past defaults and rights of Holders to receive payment or modify any of the foregoing provisions except to increase the percentage Debentures required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders affected thereby; (iv) make the principal of, or interest payment on, the Debentures payable in any coin or currency other than that provided in the Indenture; (v) change the place of payment where the Debentures or any interest payment thereon is payable; (vi) impair or affect the right of any Holder of Debentures to institute suit for the payment of the Debentures as provided in the Indenture; (vii) reduce the percentage of the principal amount of the Debentures required to consent to modify or amend the Indenture or for any waiver of compliance with provisions of the Indenture as stated in the Indenture or for waiver of Defaults as stated in the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the Holders of the Debentures, to waive any past Default or Event of Default and its consequences, except a Default in the payment of the principal of or premium, if any, or interest on any of the Debentures. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

6. No Impairment. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, including contingent interest, if any, on this Debenture at the time and place and at the rate and in the money herein prescribed.

7. Extension of Interest Payment Period. So long as the Company is not in Default in the payment of interest, including contingent interest, if any, on the Debentures, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest, other than contingent interest, by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period (an “Extension Period”), during which Extension Period no interest (other than contingent interest) shall be due and payable; provided, that no Extension Period shall extend beyond the Stated Maturity or, with respect to any Debentures called for redemption, the Redemption Date with respect to such Debentures. To the extent

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permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 6.01 of the Third Supplemental Indenture, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly period of the Extension Period (“Compounded Interest”). At the end of the Extension Period, which is an Interest Payment Date, the Company shall pay all interest accrued and unpaid on the Debentures (together, “Deferred Interest”) that shall be payable to Holders on the Regular Record Date immediately preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further defer payments of interest (other than contingent interest) by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods, including the first such quarterly period during such Extension Period, or extend beyond the Stated Maturity of the Debentures or, with respect to any Debentures called for redemption, the Redemption Date with respect to such Debentures. If any Extension Period ends on a day that is not an Interest Payment Date, then on or prior to the last day of such Extension Period, the Company shall deposit with the Trustee the full amount of unpaid interest that has accrued on the Debentures through the last Interest Payment Date that falls prior to the last day of the Extension Period, and on the Interest Payment Date following the last day of the Extension Period, all unpaid interest accrued on the Debentures through that following Interest Payment Date will be due and payable unless the Company further extends the Extension Period to a later date, in which case the amounts deposited with the Trustee shall be returned to the Company. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest (other than contingent interest) shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The payment of contingent interest may not, under any circumstances, be subject to an Extension Period.

8. Restrictions on Certain Payments. The Company will not and will not permit any of its Subsidiaries to,

(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of the Company, other than: (i) purchases of the capital stock of the Company in connection with employee, director or agent benefit plans or under any dividend reinvestment or stock purchase plan; (ii) in connection with the reclassifications of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of its capital stock; (iii) the payment of any dividend within 60 days after the date of declaration of such dividend if, at the date of declaration, (1) if paid on such declaration date the payment of such dividend would not have been prohibited by an election to defer interest payments under Section 6.01 of the Third Supplemental Indenture and (2) the declaration was in accordance with the Company’s dividend policy in effect immediately prior to its declaration of such dividend; (iv) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange

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provisions of that capital stock or the security being converted or exchanged; (v) dividends or distributions payable in the Company’s capital stock, or options, warrants or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; (vi) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders’ rights plan; (vii) the purchase of the Company’s Common Stock, or securities convertible or exercisable for the Company’s Common Stock, in satisfaction of the Company’s obligations under an acquisition transaction that the Company has entered into prior to the beginning of an Extension Period, in an amount not greater than $10 million in the aggregate in any given Extension Period; or (viii) repurchases of the Company’s Common Stock in connection with acquisitions of businesses made by the Company or any of its Subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

(b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including other junior subordinated debentures) issued by the Company that is expressed to rank pari passu with or junior or subordinated to the Debentures, in each case other than through the issuance or exchange of debt securities that is expressed to rank pari passu with or junior or subordinated to the Debentures; or

(c) make any guarantee payments with respect to any guarantee by the Company of the debt securities (including other guarantees) of any of its Subsidiaries, if such guarantee is expressed to rank pari passu with or junior or subordinated in interest to the Debentures, other than payments under the Trust PIERS Guarantee or any other similar guarantee in respect of future issuances of Trust PIERS or any other trust preferred securities;

if at such time (i) an event has occurred that with the giving of notice or the lapse of time, or both, would constitute an Event of Default and the Company has not taken reasonable steps to cure such event, (ii) the Company shall be in default with respect to its payment obligations under the Trust PIERS Guarantee or (iii) the Company shall have given notice of its intention to begin an Extension Period pursuant to Section 6.01 of the Third Supplemental Indenture and has not rescinded the notice, or any such Extension Period shall have commenced and be continuing.

9. Liquidation of Trust. The Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

10. Denominations, Transfer and Exchange. The Debentures are issuable only in registered form without interest coupons in minimum denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time,

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this Debenture is transferable by the Holder hereof, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in New York, New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.

11. Persons Deemed Owners. Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may treat the Holder hereof as the owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of principal of and account of the principal hereof and premium, if any, and (subject to the Indenture) interest, including contingent interest, if any, due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

12. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

13. Indenture; Trust Indenture Act of 1939. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Debenture is subject to all such terms, and the Holder of this Debenture is referred to the Indenture and said Act for a statement of them. In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control. The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Omnicare, Inc., 100 RiverCenter Boulevard, Covington, Kentucky 41011, Attention: General Counsel.

14. Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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15. Governing Law. THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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CONVERSION REQUEST

To: Omnicare, Inc.

The undersigned owner of these Debentures hereby irrevocably exercises the option to convert these Debentures, or the portion below designated, into cash and, if applicable, Common Stock (as such term is defined in the Indenture, dated as of June 13, 2003, as supplemented by the Third Supplemental Indenture, dated as of March     , 2005 between Omnicare, Inc. and SunTrust Bank, as Trustee (the “Indenture”) in accordance with the terms of the Indenture).

The undersigned does also hereby direct the Conversion Agent to wire transfer in immediately available funds the cash amount and any cash in lieu of fractional shares together with shares, if any, the cash and, if applicable, shares issuable and deliverable upon conversion, to the account of the DTC participant identified below, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:                      Principal Amount of Debentures to be converted:

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

(Sign exactly as your name appears on the other side of this certificate) (for conversion of definitive Debentures only)

DTC Participant No.:

Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.

Signature Guarantee*:

*	(Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers $             principal amount of this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee*:

*	(Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

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